                           WARRANT PURCHASE AGREEMENT

                                     BETWEEN

                                OBJECTSPACE, INC.

                                       AND

                               ONSTAR CORPORATION





                          DATED AS OF DECEMBER 23, 1999

                                                                   EXHIBIT 23.4


                           WARRANT PURCHASE AGREEMENT


         THIS WARRANT PURCHASE AGREEMENT (this "Agreement") is made as of December 23, 1999, by and between OBJECTSPACE, INC., a Delaware corporation with its principal office at _14850 Quorum Drive, Suite 500, Dallas, Texas 75240 (the "Company"), and ONSTAR CORPORATION, a Delaware corporation, with an address at 1400 Stevenson Highway, Troy, Michigan 48083 (the "Purchaser").

                                    AGREEMENT

         IN CONSIDERATION of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Purchaser agree as follows:

         1.    AGREEMENT TO SELL AND PURCHASE.

               1.1 AUTHORIZATION OF SECURITIES. Subject to the terms and conditions of this Agreement, the Company has authorized the sale and issuance of a warrant, in substantially the form attached hereto as EXHIBIT A (the "Warrant"), to purchase shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"). Pursuant to the Warrant, the Purchaser shall be entitled to purchase that number of shares of Common Stock of the Company that can be purchased with $2,500,000 at a price per share equal to the initial offering price per share in connection with an underwritten initial public offering of common stock of the Corporation registered under the Securities Act of 1933, as amended (the "IPO").

               1.2 SALE AND PURCHASE. Subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties contained herein, concurrently with the execution of this Agreement, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, the Warrant for $100.00 and other good and valuable consideration. The shares of Common Stock issuable upon exercise of the Warrant will be hereinafter referred to as the "Warrant Shares."

               1.3 CLOSING. Subject to the terms and conditions of Section 5, the closing of the sale and purchase of the Warrant (the "Closing") shall be held concurrently with the execution of this Agreement (such date being referred to as the "Closing Date") at the offices of the Purchaser, or at such other time and place as the Company and Purchaser may agree.

               1.4 DELIVERY. At the Closing, subject to the terms and conditions hereof, the Company will issue and deliver to Purchaser the Warrant, against payment of the purchase price therefor by cash or wire transfer, unless other means of payment shall have been agreed upon by Purchaser and the Company.

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Subject to and except as disclosed by the Company in the Schedule of Exceptions attached hereto as EXHIBIT B, the Company hereby represents and warrants and covenants to Purchaser as of the date of this Agreement and as of the Closing Date as follows:

                                                                   EXHIBIT 23.4


               2.1 AUTHORIZATION. All corporate action necessary for the authorization, execution and delivery of this Agreement has been taken. The Company has the requisite corporate power to enter into this Agreement and carry out and perform its obligations under the terms of this Agreement. At the Closing, the Company will have the requisite corporate power to sell the Warrant to be sold at such Closing. This Agreement has been duly authorized, executed and delivered by the Company and, upon due execution and delivery by Purchaser, this Agreement will be a valid and binding obligation of the Company, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles.

               2.2 NO CONFLICT WITH OTHER INSTRUMENTS. The execution, delivery and performance by the Company of its obligations under this Agreement, and the Warrant and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Warrant Shares) will not (i) result in a violation of the Articles or Certificate of Incorporation or the By-laws of the Company; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment or acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected. The Company is not in breach of any term of or in default under (x) its Articles or Certificate of Incorporation or By-laws, or (y) any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity.

               2.3 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of _Delaware and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership of property or conduct of business requires such qualification except where any failure to be so qualified would not have a material adverse effect on the Company.

               2.4    CAPITALIZATION.

                      (a) The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock $1.00 par value. As of the date hereof, 7,456,872 shares of common stock are issued and outstanding, 571,429 shares of Series A Convertible Preferred Stock and 2,702,703 shares of Series B Convertible Preferred Stock are issued and outstanding. All issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable, and such shares and all outstanding options, warrants, convertible notes and other securities of the Company have been issued in compliance with all applicable federal and state securities laws.

                                                                   EXHIBIT 23.4


                      (b) Except as described on Schedule 2.4(b), after giving effect to the sale of the securities hereunder, there are no preemptive or other outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock or other securities of the Company. Except as described on
Schedule 2.4(b), the Company has not granted or agreed to grant to any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the United States Securities and Exchange Commission ("SEC") or any other governmental authority.

               2.5 SUBSIDIARIES. Except as set forth on Schedule 2.5, the Company does not presently own or control, directly or indirectly, and has no stock or other interest as owner or principal in, any other corporation or partnership, joint venture, association or other business venture or entity.

               2.6    VALID ISSUANCE OF STOCK.

                      (a) The Warrant, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly authorized and issued, fully paid and nonassessable, will be delivered to Purchaser free and clear of all liens, pledges, claims, encumbrances, security interests or other restrictions, except for restrictions on transfer contemplated herein or imposed to ensure compliance with the Securities Act of 1933, as amended (the "Securities Act"), and, based in part upon the representations of Purchaser in Section 3.3 of this Agreement, will be issued in compliance with all applicable federal and state securities laws.

                      (b) The Warrant Shares have been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Warrant will be duly and validly issued, fully paid and nonassessable, will be delivered to Purchaser free and clear of all liens, pledges, claims, encumbrances, security interests or other restrictions, except for restrictions on transfer contemplated herein or imposed to ensure compliance with the Securities Act, and, based in part upon the representations of Purchaser in Section 3.3 of this Agreement, will be issued in compliance with all applicable federal and state securities laws.

                      (c) Except as set forth on schedule 2.6(c), the shares of Common Stock issuable under the Warrant are not subject to preemptive rights, rights of first refusal or any other similar rights of the stockholders of the Company.

                      (d) Except as set forth on Schedule 2.6(d), the issuance of the Warrant will not require the Company to issue any additional capital stock of the Company pursuant to any anti-dilution provision or otherwise.

               2.7 LITIGATION. There is no action, suit or proceeding pending nor, to its knowledge, any action, suit, proceeding or investigation currently threatened against the Company, nor, to its knowledge, is there any basis therefor. The foregoing includes, without limitation, any action, suit, proceeding or investigation, pending or threatened, that questions the validity of this Agreement or the right of the Company to enter into the Agreement.

                                                                   EXHIBIT 23.4


               2.8 GOVERNMENTAL CONSENTS. Except as set forth on Schedule 2.8, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement.

               2.9 NO MATERIAL CHANGE. Except as set forth on Schedule 2.9, since the date of last audited financial statements provided to Purchaser, there has been no material adverse change in the financial condition, business or results of operations of the Company which has not been disclosed to Purchaser in the Schedule of Exceptions as of the date of this Agreement.

               2.10 INTELLECTUAL PROPERTY. The Company owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct its business as now conducted. Except as set forth on Schedule 2.10, none of the Company's material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two (2) years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company of trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, except as set forth on Schedule 2.10, there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties.

               2.11 COMPLIANCE. The Company has not been advised, and has no reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where the failure to comply with such laws would not have a material adverse effect on the Company.

               2.12 FINANCIAL STATEMENTS. The financial statements of the Company provided to Purchaser (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial position of the Company at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

               2.13 NO BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by the Company.

                                                                   EXHIBIT 23.4

               2.15 DISCLOSURE. Neither the representations or warranties made by Company in this Agreement, nor in the Schedule of Exceptions or any certificate or document executed and/or delivered by the Company pursuant to this Agreement, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances in which they were furnished.

         3.    REPRESENTATIONS AND WARRANTIES OF PURCHASER.

         Purchaser hereby represents and warrants to the Company as follows:

               3.1 LEGAL POWER. Purchaser has the requisite legal power to enter into this Agreement, to carry out and perform its obligations under the terms of this Agreement, and has the requisite legal power to purchase the Warrant.

               3.2 DUE EXECUTION. This Agreement has been duly authorized, executed and delivered by Purchaser, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding obligation of Purchaser, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles.

               3.3 INVESTMENT REPRESENTATIONS. In connection with the purchase of the Warrant, the Purchaser makes the following representations:

                      (a) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Warrant, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Warrant;

                      (b) the Purchaser is acquiring the Warrant in the ordinary course of its business and for its own account for investment only (as defined for purposes of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the regulations thereunder) and with no present intention of distributing such Warrant or any arrangements or understanding with any other persons regarding the distribution of such Warrant;

                      (c) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer, or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Warrant or capital stock of the Company issuable upon exercise thereof except in compliance with the Securities Act, the rules and regulations of the SEC, and the restrictions provided under the Registration Rights Agreement to be entered into by the parties in substantially the form attached hereto as EXHIBIT C;

                      (d) the Purchaser has completed or caused to be completed the Stock Certificate Questionnaire, attached hereto as Appendix I, and the answers thereto are true and correct to the best knowledge of the Purchaser as of the date hereof;

                                                                   EXHIBIT 23.4

                      (e) the Purchaser has not, in connection with its decision to purchase the Warrant, relied upon representations and warranties of the Company other than those contained herein;

                      (f) the Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act;

                      (g) the Purchaser understands that (i) the Warrant has not been registered under the Securities Act by reason of a specific exemption therefrom, that such Warrant must be held by Purchaser, and that Purchaser must, therefore, bear the economic risk of such investment, until a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (ii) the Warrant (and any shares of capital stock issuable upon exercise thereof) will be endorsed with the following legends:

                             (1)    THE SECURITIES REPRESENTED HEREBY HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                             (2)    THE TRANSFER OF THE SHARES REPRESENTED BY
THIS STOCK CERTIFICATE IS RESTRICTED PURSUANT TO THE TERMS OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF DECEMBER __, 1999; and

                             (3)    Any legend required to be placed thereon
by the Company's Bylaws or under applicable state securities laws; and

(iii) the Company will instruct any transfer agent not to register the transfer of the Warrant or shares of capital stock issuable upon exercise thereof (or any portion thereof) unless the conditions specified in the foregoing legends are satisfied, until such time as a transfer is made pursuant to the terms of this Agreement and in compliance with Rule 144 or pursuant to a registration statement or if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act or this Agreement; and

                      (h) the Purchaser has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant purchased hereunder and the shares of capital stock issuable upon exercise thereof.

               3.4 NO BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by Purchaser.

                                                                   EXHIBIT 23.4

         4.    OTHER COVENANTS.

               4.1 THIRD PARTY CONSENTS. Each party shall use its commercially reasonable efforts to obtain and to cooperate with the other party in the effort to obtain, as soon as reasonably practicable, all permits, authorizations, consents, waivers and approvals from third parties or governmental authorities necessary to consummate this Agreement and the transactions contemplated hereby. All such consents shall be at each party's own expense.

               4.2 CERTAIN NOTIFICATIONS. Each party shall promptly notify the other in writing of the occurrence of any event which will or could reasonably be expected to result in the failure to satisfy any of the conditions to the obligations of such party specified in Section 5.1 or 5.2, as the case may be, of this Agreement.

4.3 PURCHASER CONSENT. Purchaser consents to Company's use of Purchaser's name (a) in the Registration Statement on Form S-1 relating to Company's sale of common stock and the related prospectus, including any pre-effective and post-effective amendments thereto, and (b) in any other documents filed by ObjectSpace with the United States Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 (collectively, the "Filings"). Purchaser further consents to the inclusion in any Filing of all of the terms of, and any information relating to: (a) this Agreement; (b) the Warrant; and (c) any other agreements between Purchaser and ObjectSpace that ObjectSpace, in its reasonable discretion, determines are material. In addition, the Purchaser consents to the inclusion in any Filing of the case study attached hereto as EXHIBIT D (the "Case Study"). Company acknowledges that Purchaser does not make any representation or warranty as to the truth or accuracy of the Case Study by granting this consent, and agrees to indemnify and hold Purchaser harmless from any and all liability resulting from the inclusion of the Purchaser's name and the Case Study in any Filings.


         5.    CONDITIONS TO CLOSING.

               5.1 CONDITIONS TO OBLIGATIONS OF PURCHASER AT CLOSING. Purchaser's obligation to purchase the Warrant at the Closing is subject to the fulfillment to Purchaser's satisfaction, on or prior to the Closing, of all of the following conditions, any of which may be waived by Purchaser in writing:

                      (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in
Section 2 hereof shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date, and the Company shall have performed and complied with all obligations and conditions herein required to be performed or complied with by it on or prior to the Closing.

                      (b) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to counsel to the Purchaser, and counsel to the Purchaser shall have received all such

                                                                   EXHIBIT 23.4

counterpart executed originals or certified or other copies of such documents as they may reasonably request, including, but not limited to, the Warrant.

                      (c)    QUALIFICATIONS, LEGAL INVESTMENT. All
authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Warrant shall have been duly obtained and shall be effective on and as of the Closing. No order enjoining the sale of such Warrant shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by any official having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Warrant shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

                      (d) OFFICER'S CERTIFICATE. The Company shall have executed and delivered to the Purchaser a writing signed on its behalf by its Chief Executive Officer certifying the completion of the conditions required by Section 5.1(a).

                      (e) OPINION OF COMPANY COUNSEL. Purchaser shall have received an opinion from Haynes & Boone, LLP, counsel for the Company, dated as of the date of the Closing.

                      (f) TRANSACTION DOCUMENTS. The Company shall have executed and delivered to the Purchaser this Agreement and the Registration Rights Agreement, in substantially the form attached hereto as EXHIBIT F.

If any of the foregoing conditions are not either satisfied or waived in writing by Purchaser, Purchaser may terminate this Agreement without further liability.

               5.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY AT CLOSING. The Company's obligation to issue and sell the Warrant to be sold at the Closing is subject to the fulfillment to the Company's satisfaction, on or prior to the Closing of the following conditions, any of which may be waived by the
Company:

                      (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Purchaser in
Section 3 hereof shall be true and correct in all material respects at the date of the Closing with the same force and effect as if they had been made on and as of said date, and Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by it on or before the Closing.

                      (b)    QUALIFICATIONS, LEGAL INVESTMENT. All
authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Warrant shall have been duly obtained and shall be effective on and as of the Closing. No order enjoining the sale of such Warrant shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by any official having jurisdiction over this transaction. At the time of the Closing the sale and issuance of the Warrant shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

                                                                   EXHIBIT 23.4

If any of the foregoing conditions are not either satisfied or waived in writing by the Company, the Company may terminate this Agreement, without further liability.

         6.    MISCELLANEOUS.

               6.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in the Warrant delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Warrant being purchased and the payment therefor.

               6.2 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of Texas and the United States of America, without regard to choice of law rules.

               6.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, and permitted assigns of the parties hereto.

               6.4 ENTIRE AGREEMENT. This Agreement and the Exhibits hereto, together with the Warrant, the Registration Rights Agreement and the other documents delivered pursuant hereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

               6.5 SEVERABILITY. Whenever possible, each provision of the Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Agreement. In the event of such invalidity, the parties shall seek to agree on an alternative enforceable provision that preserves the original purpose of this Agreement.

               6.6 AMENDMENT AND WAIVER. Except as otherwise provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the holders representing a majority interest in the Warrant and the Common Stock issuable pursuant thereto.

               6.7 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given and received (a) upon personal delivery, (b) on the fifth day following mailing by registered or certified mail, return

                                                                   EXHIBIT 23.4

receipt requested, postage prepaid, addressed to the Company or to Purchaser, as the case may be, at their respective addresses first above written, (c) upon transmission of telegram or facsimile (with telephonic notice), or (d) upon confirmed delivery by overnight commercial courier service.

               6.8 FEES AND EXPENSES. Except as otherwise provided herein, each of the Company and the Purchaser shall bear the expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

               6.9 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

               6.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

               6.11 FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company and the Purchaser shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

               6.12 PUBLICITY. The Company and Purchaser shall each have the right to prior approval of the issuance of any press release or other public statement with respect to the transactions contemplated hereby. Notwithstanding the foregoing, each party shall be entitled, without the prior approval of the other party, to make any press release or other public disclosure with respect to such transaction as is required by applicable law and regulations or as is necessary with any filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (although such other party shall be consulted in connection with any such press release or other public disclosure prior to its release and shall be provided a copy thereof).

         IN WITNESS WHEREOF, the foregoing Agreement is hereby executed as of the date first above written.

                                     COMPANY:

                                     OBJECTSPACE, INC.

                                     By:  /s/ DAVID NORRIS
                                         --------------------------------------

                                     Name   David Norris
                                           ------------------------------------

                                     Title: CEO
                                           ------------------------------------





                                     PURCHASER:

                                     ONSTAR CORPORATION

                                     By:  /s/ F. H. Cooke
                                         --------------------------------------

                                     Name   F. H. Cooke
                                           ------------------------------------

                                     Title: V. P. Alliances
                                           ------------------------------------

                                                                   EXHIBIT 23.4






                                   APPENDIX I

                                OBJECTSPACE, INC.
                         STOCK CERTIFICATE QUESTIONNAIRE

         In connection with the Agreement, please provide us with the following information:

1.       The exact name that your Warrant is
         to be registered in (this is the name
         that will appear on your Warrant). You
         may use a nominee name if appropriate:
                                                 OnStar Corporation
                                                 ------------------------------

2.       The relationship between the Purchaser
         of the Warrant and the Registered
         Holder listed in response to item 1
         above:                                  Same
                                                 ------------------------------

3.       The mailing address of the Registered
         Holder listed in response to item 1
         above:
                                                 C/o General Motors Legal Staff
                                                 ------------------------------

                                                 Attention: Kimberly K. Hudolin
                                                 ------------------------------

                                                 300 Renaissance Center
                                                 ------------------------------

                                                 Mail Code:  482-C25-C22
                                                 ------------------------------

                                                 P.O. Box 300
                                                 ------------------------------

                                                 Detroit, Michigan  48265-3000
                                                 ------------------------------

4.       The Social Security Number or Tax
         Identification Number of the
         Registered Holder listed in response
         to item 1 above:                        38-3506814
                                                 ------------------------------

                                                                   EXHIBIT 23.4



                                    EXHIBIT A

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.



                                OBJECTSPACE, INC.

               WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK


No. GM-01

FOR VALUE RECEIVED, OBJECTSPACE, INC., a Delaware corporation (the "Company"), with its principal office at 14850 Quorum Drive, Suite 500, Dallas, Texas, hereby certifies that ONSTAR CORPORATION, a Delaware corporation (the "Holder") is entitled, subject to the provisions of this Warrant, to purchase from the Company at any time or times on or after the date hereof, but not after 5:00 p.m. Eastern Time on the Expiration Date (as defined below) that number of shares of Common Stock of the Company ("Common Stock") that can be purchased with $2,500,000 at a price per share equal to the initial offering price per share in connection with an underwritten initial public offering of Common Stock of the Company registered under the Securities Act of 1933, as amended (the "IPO"), at an exercise price per share (the "Exercise Price") equal to the initial offering price per share in offered by the Company in the IPO. "Expiration Date" means the date 360 days from and after the date of the IPO or, if such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the State of New York (a "Holiday"), the next preceding date that is not a Holiday.

         The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock are subject to adjustment from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, as adjusted from time to time, together with the shares of Common Stock issuable upon the net issue exercise of this Warrant pursuant to Section 1(b) (the "Net Exercise Stock"), are hereinafter sometimes referred to as "Warrant Shares."

                                                                   EXHIBIT 23.4


         SECTION 1.   EXERCISE OF WARRANT; NET ISSUE EXERCISE.

         (a) GENERAL. This Warrant may be exercised in whole or in part on any business day prior to the Expiration Date by presentation and surrender to the Company at its principal office at the address set forth in the initial paragraph hereof (or at such other address as the Company may hereafter notify the Holder in writing) with the Purchase Form annexed hereto duly executed and accompanied by proper payment of the Exercise Price in lawful money of the United States of America in the form of a cash, wire transfer of funds, notice of election of net issue as provided in Section 1(b) below for the number of shares of Common Stock specified in the Purchase Form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares of Common Stock purchasable hereunder. Upon receipt by the Company of this Warrant and such Purchase Form, together with proper payment of the Exercise Price, at such office, the Holder shall be deemed to be the holder of record of such number of shares of Common Stock or Net Exercise Stock, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.

         (b) NET ISSUE EXERCISE. Notwithstanding any provisions herein to the contrary, if the fair market value of the share(s) of Common Stock issuable upon exercise of this Warrant is greater than the Exercise Price (at the date of exercise), in lieu of exercising this Warrant for cash, the Holder may elect to receive Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Purchase Form and notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                       X = Y (A-B)
                            -------

                               A

                       Where

                       X = the number of shares of Common Stock to be issued to the Holder

                       Y = the number of shares of Common Stock purchasable under the Warrant (at the date of exercise) or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of exercise)

                       A = the fair market value of one share of the Company's Common Stock (at the date of exercise)

                       B = Exercise Price (as adjusted to the date of exercise)



For purposes of the above calculation, current fair market value of Common Stock shall mean with respect to each share of Common Stock:

                                                                   EXHIBIT 23.4


                 (i) if traded on a national securities exchange or The Nasdaq National Market (or similar national quotation system), the fair market value shall be deemed to be the closing price (last reported sale) on the day the current fair market value of the securities is being determined;

                 (ii) if traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid and ask prices quoted on the day the current fair market value of the securities is being determined; or

                 (iii) if at any time the Common Stock is not traded as described in (i) or (ii) above, the current fair market value shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by its Board of Directors, unless the Company shall become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the fair market value shall be deemed to be the value received by the holders of the Company's Common Stock on a common equivalent basis pursuant to such merger or acquisition.

         SECTION 2. ISSUANCE OF NEW WARRANT. In the event of any exercise of the rights represented by this Warrant, certificates for the Common Stock or Net Exercise Stock so purchased shall be delivered to the holder hereof as soon as practicable (but not later than ten (10) business days after exercise) and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the portion of the Common Stock, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within a reasonable time (but not later than ten (10) business days after exercise). Such exercise shall be deemed to have been made immediately prior to the close of business on the date of surrender of this Warrant.

         SECTION 3. RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant all shares of its Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise in accordance with the terms of this Warrant, shall be validly issued, fully paid and nonassessable.

         SECTION 4. FRACTIONAL INTEREST. The Company will not issue a fractional share of Common Stock upon exercise of this Warrant. Instead, the Company will deliver its check for the current fair market value of the fractional share, as determined in good faith by the Board of Directors of the Company.

         SECTION 5. REPLACEMENT OF WARRANT. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification satisfactory to the Company, and upon surrender and

                                                                   EXHIBIT 23.4


cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

         SECTION 6. RIGHTS OF THE HOLDER. The holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the holder are limited to those expressed in this Warrant. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Common Stock purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

         SECTION 7. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of the Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

                  (a) RECLASSIFICATION OF OUTSTANDING SECURITIES. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), the Company shall execute a new Warrant (in form and substance reasonably satisfactory to the holder of this Warrant) providing that the holder of this Warrant shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change by a holder of one share of Common Stock. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The provisions of this subsection
(a) shall similarly apply to successive reclassification or changes.

                  (b) SUBDIVISIONS OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Exercise Price and the number of shares of Common Stock issuable upon exercise hereof shall be proportionately adjusted.

                  (c) STOCK DIVIDENDS. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend payable in shares of Common Stock (except any distribution specifically provided for in the foregoing subsections (a) and (b)), then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution and the number of shares of Common Stock subject to this Warrant shall be proportionately adjusted.

                                                                   EXHIBIT 23.4

               (d) NOTICE OF RECORD DATE. In the event of any taking by the Company of a record of its stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed merger or consolidation of the Company with or into any other corporation, or any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail to the holder of this Warrant, at least ten
(10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

               (e) NO ADJUSTMENT UPON EXERCISE OF WARRANTS. No adjustments shall be made under any Section herein in connection with the issuance of the Common Stock subsequent to exercise of the Warrant.

         SECTION 8. OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of Section 7, the Company shall deliver an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officer's certificate shall be signed by the chairman, chief executive officer, president or chief financial officer of the Company.

         SECTION 9. MERGERS, CONSOLIDATION, SALES. In the case of any proposed consolidation or merger of the Company with another entity, or the proposed sale of all or substantially all of its assets to another person or entity, lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter have the right to receive upon the basis and upon substantially the terms and conditions specified herein, in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable hereunder, such shares of stock, securities or assets as may (by virtue of such consolidation, merger or sale) be issued or payable with respect to or in exchange for the number of shares of such Common Stock purchasable hereunder immediately before such consolidation, merger, or sale. In any case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof shall thereafter be applicable as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of this Warrant.

         SECTION 10.  TRANSFER RESTRICTIONS; REPRESENTATIONS OF HOLDER.

         (a) This Warrant is transferable without the consent of the Company, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Section 10(b), and such transferee shall confirm in writing the representations set forth in Section 10(b) and shall agree to be bound by the terms of this Warrant.

         (b) This Warrant may not be exercised and neither this Warrant nor any of the Warrant Shares, nor any interest in either, may be sold, assigned, pledged, hypothecated,

                                                                   EXHIBIT 23.4

encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities or Blue Sky laws and the terms and conditions hereof. Each Warrant shall bear a legend in substantially the same form as the legend set forth on the first page of this Warrant. Each certificate for Warrant Shares issued upon exercise of this Warrant shall bear a legend substantially in the following form:

               THE SECURITIES REPRESENTED HEREBY HAVE NOT
               BEEN REGISTERED UNDER THE SECURITIES ACT OF
               1933, AS AMENDED (THE "ACT"), OR UNDER THE
               SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Any certificate for any Warrant Shares issued at any time in exchange or substitution for any certificate for any Warrant Shares bearing such legend shall also bear such legend unless, in the opinion of counsel for the Company, the Warrant Shares represented thereby need no longer be subject to the restrictions contained herein. The provisions of this Section 10 shall be binding upon all subsequent holders of certificates for Warrant Shares bearing the above legend and all subsequent holders of this Warrant, if any. In addition, in connection with the issuance of this Warrant, the Holder specifically represents to the Company by acceptance of this Warrant as follows:

               (a) The Holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The Holder is acquiring this Warrant (and the underlying Warrant Shares) for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Securities Act of 1933, as amended (the "Act").

               (b) The Holder understands that neither this Warrant nor the Warrant Shares have been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent as expressed herein.

               (c) The Holder further understands that this Warrant (and the Warrant Shares) must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are

                                                                   EXHIBIT 23.4

otherwise available. Moreover, the Holder understands that the Company is under no obligation to register and qualify this Warrant.

               (d) The Holder is aware of the provisions of Rule 144 promulgated under the Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: the availability of certain public information about the Company, the resale occurring not less than one year after the party has purchased and paid for the securities to be sold; and the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended).

               (e) The Holder further understands that at the time Holder wishes to sell the Warrant Shares there may be no public market upon which to make such a sale, and that, except as set forth in the Purchase Agreement and related Registration Rights Agreement, the Company is under no obligation to register the Warrant Shares.

               (f) The Holder further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

         SECTION 12. GOVERNING LAW. This Warrant shall be governed by and interpreted in accordance with the substantive laws of the State of Texas and the United States of America, without regard to its choice of law rules.

         SECTION 13. MODIFICATION AND WAIVER. Neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by an instrument in writing signed by the Company and by the holder hereof.

         SECTION 14 . NOTICES. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered or shall be sent by certified mail, confirmed facsimile or personal delivery, to the holder at the holder's address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as the Company shall have notified the holder.

         SECTION 15. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

         SECTION 16. ENTIRE AGREEMENT. This Warrant, together with the Purchase Agreement, the Registration Rights Agreement and the documents delivered pursuant thereto, constitutes the entire agreement between the parties pertaining to the subject matter herein and

                                                                   EXHIBIT 23.4

supersedes all prior and contemporaneous agreements, representations and undertakings of the parties.

         IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of December 23, 1999.




                                         OBJECTSPACE, INC.



                                         By: /s/ DAVID NORRIS
                                             ----------------------------------

                                         Name:     David Norris
                                               --------------------------------

                                         Title:    CEO
                                               --------------------------------

                                                                   EXHIBIT 23.4



                                  PURCHASE FORM



         The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _________________ (_________)(1) shares of Common Stock of OBJECTSPACE, INC. and herewith [makes payment of _________________________________ Dollars ($________) therefor] [elects a Net
Issue Exercise pursuant to the provision of Section 1 of the within Warrant for _________ shares of Common Stock (as calculated in accordance with the terms therewith)], and requests that the certificates for such shares be issued in the name of, and delivered to, __________________________________________, whose address is _____________________________________________________.

         The undersigned represents that it is acquiring such shares for its own account for investment and not with a view to or for sale in connection with any distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within its control).

Dated:  _______________





                                            (Signature must conform in all
                                            respects to name of holder)


                                        By:
                                            -----------------------------------

                                        Title:
                                              ---------------------------------






-----------------------
(1) Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Warrant Shares or any other stock or the adjustment provisions of the Warrant, which may be deliverable upon exercise.

                                                                   EXHIBIT 23.4


                                    EXHIBIT B













                              DISCLOSURE SCHEDULES
                                       FOR
                           WARRANT PURCHASE AGREEMENT

                                                                   EXHIBIT 23.4


Schedule 2.4(b):

       1. As a holder of 571,429 shares of our Series A Preferred Stock, Novell, Inc. currently holds (a) preemptive rights to acquire shares of the Company's capital stock, and (b) registration rights under the terms of the Investor's Rights Agreement dated as of September 4, 1998, as amended. Shares of Series A Preferred Stock convert into shares of Common Stock on a two for one basis.

       2. As a holders of our Series B Preferred Stock, the following entities currently holds (a) preemptive rights to acquire shares of the Company's capital stock, and (b) registration rights under the terms of the Investor's Rights Agreement dated as of December 30, 1998:



                  Magellen Technologies, Inc.          (1,351,352 shares)
                  Cornerstone Equity Partners, L.L.C.  (   27,027 shares)
                  Cornerstone Fund I, L.L.C.           (  658,784 shares)
                  Venture Fund I, L.L.C.               (  152,027 shares)
                  Berthel SBIC, L.L.C.                 (  108,108 shares)
                  Diamond Venture Capital, L.L.C.      (  405,405 shares)



               Shares of Series B Preferred Stock convert into shares of Common Stock on a two for one basis.

       3. As a holder of a Warrant to purchase 140,000 shares of common stock, Silicon Valley Bank currently holds (a) right of first refusal to acquire shares of the Company's capital stock, and
               (b) registration rights under the terms of the Warrant Subscription Agreement dated as of June 16, 1998.

       4. Messrs. David Cook and Antonio Sanchez, the holders of approximately 10% of our issued and outstanding common stock, currently hold registration rights under the terms of the Registration Rights Agreement dated as of January 8, 1997, as amended.

       5. Growth Capital Partners holds a Warrant to purchase 167,568 shares of common stock.

       6. As of December 23, 1999, there were options to purchase 1,914,807 shares of common stock that were issued to our directors, officers and employees under our option plans and agreements.

Schedule 2.5:

                                                                   EXHIBIT 23.4


       The Company periodically invests its cash in mutual funds which invest in the stock of other entities.

Schedule 2.8(c):

       Holders of our Series A and Series B Preferred Stock and Silicon Valley Bank as the holder of one of our outstanding warrants to purchase common stock each have preemptive rights, rights of first refusal or similar rights.

Schedule 2.8

       Based, in part upon the representations of Purchaser, no registration with any governmental authority is required in connection with issuance of the Warrant or the consummation of the transactions contemplated by the Agreement.

                                                                   EXHIBIT 23.4


                                   EXHIBIT C


                          REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of the 23 day of December, 1999, by and between ObjectSpace, Inc., a Delaware corporation (the "Company"), and OnStar Corporation, a Delaware corporation (the "Purchaser").

                                    RECITALS

         A. The Company has agreed, upon the terms and subject to the conditions of the Warrant Purchase Agreement (the "Warrant Purchase Agreement"), to issue and sell to Purchaser a warrant to acquire shares of the Company's Common Stock (the "Warrant").

         B. To induce the Purchaser to execute and deliver the Warrant Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, as well as applicable state securities laws.

         NOW, THEREFORE, the parties hereto agree as follows:

                                    AGREEMENT

         1. REGISTRATION RIGHTS.

                  1.1 DEFINITIONS. For purposes of this Section 1:

                           (a) REGISTRATION. The terms "REGISTER,"
"REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement by the U.S. Securities and Exchange Commission (the "SEC").

                           (b) REGISTRABLE SECURITIES. The term "REGISTRABLE
SECURITIES" means: (1) all the shares of Common Stock of the Company issued or issuable upon exercise of the Warrant (collectively, the "Warrant Shares"); and (2) all shares of Common Stock issued or issuable with respect to the Warrant Shares or the Warrant as a result of any stock split, stock dividend, recapitalization, exchange or similar event; provided, however, that notwithstanding Section 2.1 below, such shares of Common Stock shall no longer be treated as Registrable Securities (i) after they have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities

                                                                   EXHIBIT 23.4


transaction, whether in a registered offering, pursuant to Rule 144 or otherwise, ; or (ii) at any time and for so long as they may be sold pursuant to Rule 144.

                  1.2 PIGGYBACK REGISTRATIONS. The Company shall notify Purchaser in writing at least thirty (30) business days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (excluding a registration statement relating to an initial public offering of securities of the Company, a secondary offering of securities of the Company, and any registration statements relating to any employee benefit plan or a transaction under Rule 145 of the Securities Act) and will afford Purchaser an opportunity to include in such registration statement all or any part of the Registrable Securities then held by Purchaser. If Purchaser desires to include in any such registration statement all or any part of its Registrable Securities, Purchaser shall, within twenty (20) business days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities Purchaser wishes to include in such registration statement. If Purchaser decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, Purchaser shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

         If a registration statement under which the Company gives notice under this Section 1.2 is for an underwritten offering, then the Company shall so advise Purchaser. In such event, the right of Purchaser to be included in a registration pursuant to this Section 1.2 shall be conditioned upon Purchaser's participation in such underwriting, and the inclusion of Purchaser's Registrable Securities in the underwriting to the extent provided herein. If Purchaser proposes to distribute its Registrable Securities through such underwriting, Purchaser shall (i) enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. (ii) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up agreements (not exceeding 180 days in duration) and other documents that are required under the terms of such underwriting arrangements; and (iii) promptly provide in writing any information reasonably requested by the Company or the managing underwriter. Notwithstanding any other provision of this Agreement, if the managing underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company or, if such registration is being effected as a result of the exercise of demand registration rights, the other party for whom the registration is being effected, ; and (ii) second, to the Company if such registration is being effected as the result of the exercise of demand registration rights, or if not pro rata among the holders of Common Stock issued or issuable upon the conversion of Series A Preferred Stock and Series B Preferred Stock of the Company and holders of registration

                                                                   EXHIBIT 23.4


rights under that certain Registration Rights Agreement dated January 8, 1997, as amended, who are exercising piggyback registration rights, and (iii) third, to Purchaser and any other holders of securities requested to be included in such registration pursuant to piggyback registration rights on the basis of the number of shares requested to be included in such registration by each Holder, Purchaser and other holders. If Purchaser disapproves of the terms of any such underwriting, Purchaser may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

         The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.2 prior to the effectiveness of such registration, whether or not Purchaser has elected to include Registrable Securities in such registration.

                  1.3 FORM S-3 REGISTRATION. In case the Company shall receive from Purchaser a written request that the Company effect a registration on Form S-3 with respect to all or a part of the Registrable Securities owned by Purchaser, then the Company will, as soon as reasonably practicable, effect such registration on Form S-3 as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of Purchaser's Registrable Securities as are specified in such request; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 1.4:

                      (i) if Form S-3 is not available for such offering by Purchaser; or

                      (ii) if the Company shall furnish to Purchaser a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement no more than once during any twelve month period for a period of not more than one hundred twenty (120) days after receipt of the request of Purchaser under this Section 1.4.

                      1.4 OBLIGATIONS OF THE COMPANY.

                      (a) EXPENSES. All expenses incurred in connection with all registrations pursuant to Sections, 1.2 and 1.3, including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company (but excluding underwriters' and brokers' discounts and commissions and fees and disbursements of counsel for Purchaser), shall be borne by the Company. Purchaser shall bear its proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all

                                                                   EXHIBIT 23.4


underwriting discounts or commissions payable to underwriters or brokers in connection with such offerings.

                      (b) REGISTRATION. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

                          (i) Prepare and file with the SEC a registration
statement with respect to such Registrable Securities, use commercially reasonable efforts to cause such registration statement to become effective and, upon the request of Purchaser, keep such registration statement effective for up to ninety (90) days PLUS any additional periods represented by any "Black-Out Period" (as defined in the last paragraph of Section 1.5(b) below) or until the distribution described in the registration statement has been completed.

                          (ii) Prepare and file with the SEC such amendments
and supplements to such registration statement and the prospectus used in connection with such registration statement as the Company may determine to be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                          (iii) Furnish to Purchaser such number of copies of
a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of the Registrable Securities owned by it and included in such registration.

                          (iv) Use commercially reasonable efforts to register
and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by Purchaser, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                          (v) In the event of any underwritten public
offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Purchaser shall also enter into and perform its obligations under such an agreement.

                          (vi) Notify Purchaser at any time when a prospectus
relating to the Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact necessary, in light of the circumstances under which made, to make the statements therein not misleading, and, at the request of Purchaser, the Company will promptly prepare and provide to it a supplement or amendment to such

                                                                   EXHIBIT 23.4


prospectus so that, as thereafter delivered to the purchasers of Purchaser's Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary, in light of the circumstances under which made, to make the statements therein not misleading.

                          (vii) Furnish, at the reasonable request of
Purchaser, on the date that its Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to Purchaser, addressed to the underwriters, if any, and to Purchaser, and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to Purchaser, addressed to the underwriters, if any, and to Purchaser.

                          (viii) Purchaser agrees that if the Company has
delivered preliminary or final prospectuses to Purchaser and after having done so (a) the Company determines that the prospectus needs to be amended or supplemented to comply with the requirements of the Securities Act, (b) a stop order suspending the effectiveness of the registration statement is issued by the SEC or (c) the Company shall, in good faith and for business reasons, enter into negotiations relating to or otherwise commence a material business transaction, including, without limitation, the acquisition or divestiture of assets or the offering or sale of securities, then the Company shall promptly notify Purchaser and Purchaser shall immediately cease making offers and sales of Registrable Securities and return all remaining prospectuses to the Company. Following such amendment or supplement, the lifting of any stop order or the completion or termination of any material transaction, the Company shall promptly provide Purchaser with revised prospectuses, and, following receipt of the revised prospectuses, Purchaser shall be free to resume making offers of the Registrable Securities, or any portion thereof. The period during which the Company exercises its rights as described in this paragraph to postpone, delay or interrupt the offer and sale of the Registrable Securities or during the pendency of any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court shall be referred to herein as the "BLACK-OUT PERIOD."

                  1.5 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections, 1.2 or 1.3 that Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities and such other information as the Company may reasonably request to timely effect the registration of its Registrable Securities.

                  1.6 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections, 1.2 or 1.3:

                                                                   EXHIBIT 23.4


                      (a) BY THE COMPANY. The Company agrees to indemnify and hold harmless Purchaser, each of its directors and officers, any underwriters (as defined in the Securities Act) for the Purchaser and each person, if any, who controls Purchaser within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which Purchaser or such officer or director, underwriter or controlling person may become subject, under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement, including the prospectus, financial statements and schedules, and all other documents filed as a part thereof or incorporated by reference therein, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of the effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434 of the rules and regulations, or the prospectus, in the form first filed with the SEC pursuant to Rule 424(b) of the regulations, or filed as part of the registration statement at the time of effectiveness if no Rule 424(b) filing is required (the "Prospectus"), or any amendment or supplement thereto, (ii) the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"), and will reimburse Purchaser and each such officer or director, underwriter or controlling person for any legal and other expenses as such expenses are reasonably incurred by Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the registration statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of Purchaser expressly for use therein, (ii) the failure of Purchaser to comply with the covenants and agreements contained in this Agreement respecting the sale of the Registrable Securities, (iii) the inaccuracy of any representations made by Purchaser herein, or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to Purchaser prior to the pertinent sale or sales by Purchaser.

                      (b) BY PURCHASER. Purchaser will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the registration statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the

                                                                   EXHIBIT 23.4

Company, each of its directors, each of its officers who signed the registration statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any Violation, in each case to the extent, but only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed the registration statement or controlling person for any legal and other expenses reasonably incurred by the Company, each of its directors, each of its officers who signed the registration statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

                      (c) NOTICE. Promptly after receipt by an indemnified party under this Section 1.6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 1.6, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 1.6 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 1.6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party in the case of paragraph (a), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the

                                                                   EXHIBIT 23.4

indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

                      (d) LIMITATION. The foregoing indemnity agreements of the Company and Purchaser are subject to the condition that, insofar as they relate to the bases for any losses, claims, damages, liabilities or expenses contemplated in Section 1.7(a) arising out of the preparation and filing of the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or in the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                      (e) CONTRIBUTION. If the indemnification provided for in this Section 1.6 is required by its terms but is for any reason held to be unavailable to, or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 1.6 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein in such proportion as is appropriate to reflect the relative fault of the Company and Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company and Purchaser shall be determined by reference to, among other things, whether the untrue or alleged misstatement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 1.6(c) any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 1.6(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this paragraph (d); PROVIDED, HOWEVER, that no additional notice shall be required with respect to any action for which notice has been given under Section 1.6(c) for purposes of indemnification. The Company and Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 1.6(d) were determined solely by pro rata allocation (even if Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 1.6(d), Purchaser shall not be required to contribute any amount in excess of the amount by which the amount paid by

                                                                   EXHIBIT 23.4

Purchaser for the Registrable Securities that were sold pursuant to the registration statement and the amount received by Purchaser from such sale exceeds the amount of any damages that Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                      (f) SURVIVAL. The obligations of the Company and the Purchaser under this Section 1.6 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

               1.8 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC, which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

                      (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the date hereof;

                      (b) Use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                      (c) So long as Purchaser owns any Registrable Securities, to furnish to Purchaser forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing Purchaser to sell any such securities without registration.

         2.    TRANSFER AND ASSIGNMENT.

               2.1 TRANSFER OF RIGHTS. Notwithstanding anything herein to the contrary, the registration rights of Purchaser under Section 1 hereof may be assigned by Purchaser to a transferee of at least twenty-five percent (25%) of the Registrable Securities; provided, however that no entity may be assigned any of the foregoing rights unless the Company is given written notice by the assigning entity at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section

                                                                   EXHIBIT 23.4

         3.    GENERAL PROVISIONS.

               3.1 ASSIGNMENT. Except as provided in Section 2 above, no party to this Agreement may assign, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement.

               3.2 THIRD PARTIES. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

               3.3 GOVERNING LAW. This Agreement shall be governed by and construed under the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to principles of conflict of laws or choice of laws.

               3.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               3.5 HEADINGS. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

               3.6 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given and received (a) upon personal delivery, (b) on the fifth day following mailing by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company or to Purchaser, as the case may be, at their respective addresses set forth below, (c), upon transmission of telegram or facsimile (with telephonic notice), or (d) upon confirmed delivery by overnight commercial courier service.



               If to Purchaser:           OnStar
                                          1400 Stevenson Highway
                                          Troy, Michigan 48083
                                          Attention:  Fred H. Cooke
                                          Telephone:  248-588-2808
                                          Facsimile:  248-588-5586

                                                                   EXHIBIT 23.4

               With a copy to:            General Motors Legal Staff
                                          300 Renaissance Center
                                          Mail Code:  482-C25-C22
                                          P.O. Box 300
                                          Detroit, Michigan 48265-3000
                                          Attention: Kimberly K. Hudolin, Esq.
                                          Telephone: 313-665-4926
                                          Facsimile: 313-665-4978

               If to ObjectSpace:         ObjectSpace, Inc.
                                          14850 Quorum Dr., Suite 500
                                          Dallas, Texas
                                          Attention:  David Norris
                                          Telephone:  972-726-5000
                                          Facsimile:  972-715-9000

               With a copy to:            Haynes & Boone, LLP
                                          901 Main, Suite 3100
                                          Dallas, Texas 75202
                                          Attention:  Gregory Samuel
                                          Telephone:  214-651-5000
                                          Facsimile:  214-200-0577

Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 3.6.

               3.7 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, experts' fees and costs, including those for pretrial, trial, on appeal, in arbitration and in bankruptcy and all other costs and necessary disbursements associated with any such actions, in addition to any other relief to which such party may be entitled.

               3.8 ADJUSTMENTS FOR STOCK SPLITS, ETC. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or preferred stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

               3.09 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holder of at least a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this

                                                                   EXHIBIT 23.4

Section 3.09 shall be binding upon Purchaser and the Company. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof, whether or not similar, nor shall any such waiver constitute a continuing waiver.

               3.10 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. In the event of such invalidity, the parties shall seek to agree on an alternative enforceable provision that preserves the original purpose of this Agreement.

               3.11 ENTIRE AGREEMENT. This Agreement, the Warrant Purchase Agreement, and the Warrant constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof and thereof.

               3.13 EXPENSES. Except as otherwise provided herein, each of the Company and the Purchaser shall bear the expenses incurred on its behalf with respect to this Agreement and the transaction contemplated hereby.

                                                                   EXHIBIT 23.4

         IN WITNESS WHEREOF, the foregoing Registration Rights Agreement is hereby executed as of the date first above written.


                                             COMPANY:

                                             OBJECTSPACE, INC.


                                             By:  /s/ DAVID NORRIS
                                                  -----------------------------

                                             Name:  David Norris
                                                    ---------------------------

                                             Title: CEO
                                                    ---------------------------

                                             PURCHASER:

                                             ONSTAR CORPORATION


                                             By:  /s/ F. H. Cooke
                                                  -----------------------------

                                             Name:  F. H. COOKE
                                                    ---------------------------

                                             Title: V. P. Alliances
                                                    ---------------------------

                                                                   EXHIBIT 23.4








                                   EXHIBIT D





General Motors/OnStar

         OnStar, a division of General Motors, operates several call centers to provide GM vehicle owners with convenience and emergency services.

         BUSINESS CHALLENGE. OnStar wanted to expand the functionality and breadth of travel related services it could offer to GM car owners. OnStar decided to create a call center service that could be accessed by the push of a button within a car, through which a car passenger could speak with a call center agent regarding a larger variety of convenience services. Examples of these services include providing dinner reservations, travel planning and entertainment choices. In providing its new expanded service, OnStar was confronted with the challenge of integrating multiple, disparate internal call center and back office systems with external applications from services organizations, such as restaurants and travel agencies, that provided OnStar access to additional convenience services. Furthermore, OnStar required a flexible and scalable solution that could easily manage increasing service and customer contact information as well as accommodate millions of potential general motors customers.

         SOLUTION. OnStar selected our OpenBusiness solution as a flexible integration architecture to quickly integrate new call center services. Our OpenBusiness infrastructure platform enabled OnStar to efficiently integrate a wide variety of internal applications, data bases and other business systems seamlessly into a new web-based call center application. Our solution also reduced the time required to integrate service offerings or applications from external service providers into OnStar's Call Center Application. OnStar's service partners who employ a variety of computer operating platforms and technologies were able to provide services to OnStar without having to adopt new integration technologies or reprogram their existing applications. Through the use of our solution, OnStar expects to rapidly expand its service offerings and deliver these services across a layer base of car owners in a highly efficient and cost-efficient process.